UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Michaels Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Michaels Stores, Inc.

8000 Bent Branch Drive
Irving, Texas 75063
May 6, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 17, 2004, at 10:30 a.m., central daylight savings time.

      The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the election of six members to the Board of Directors, the ratification of the selection of Ernst & Young LLP as our independent auditors and an amendment to the Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance.

      Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

      We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.

Sincerely,

CHARLES J. WYLY, JR.
Chairman of the Board

Michaels Stores, Inc.

8000 Bent Branch Drive
Irving, Texas 75063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2004

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Michaels Stores, Inc. will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 17, 2004, at 10:30 a.m., central daylight savings time, for the following purposes:

(1)	To elect six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

(2)	To ratify the selection of Ernst & Young LLP as our independent auditors for fiscal 2004.

(3)	To approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance.

(4)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

      The close of business on April 26, 2004 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our offices at 8000 Bent Branch Drive, Irving, Texas 75063.

      We urge stockholders to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States.

By Order of the Board of Directors,

MARK V. BEASLEY
Secretary

Irving, Texas

May 6, 2004

PROXY STATEMENT

Michaels Stores, Inc.

8000 Bent Branch Drive
Irving, Texas 75063

PROXY STATEMENT

For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 17, 2004

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed?

A:	This Proxy Statement is first being mailed on or about May 6, 2004 to our stockholders by our Board of Directors to solicit proxies for our use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Thursday, June 17, 2004, at 10:30 a.m., central daylight savings time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038.

Q:	Who may attend the Annual Meeting?

A:	All of our stockholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 26, 2004 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:

•	The election of six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

•	The ratification of the selection of Ernst & Young LLP as our independent auditors;

•	The approval of an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance; and

•	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted:

•	“FOR” the election of each of the persons identified in “Proposal For Election of Directors” as nominees for election as directors;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal 2004;

•	“FOR” the amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance; and

•	At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote for each of the nominees for election as directors, for the ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal 2004 and for the amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance.

Q:	If I abstain from voting or withhold authority to vote on any proposal or withhold authority to vote for any director nominee, will my shares be counted in the vote?

A:	If you abstain from voting on the Proposal For Election of Directors, your shares will not be counted in the vote for any director nominee, and if you withhold authority to vote for any director nominee, your shares will not be counted in the vote for that nominee. If you abstain from voting or withhold authority to vote on the Proposal For Ratification of the Selection of our Independent Auditors, your shares will not be counted in the vote for that proposal. If you abstain from voting or withhold authority to vote on the Proposal For the Adoption of the Amendment to the Restated Certificate of Incorporation, your shares will effectively be counted as votes against that proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker has limited discretion to vote street name shares without your instructions. For example, your broker could vote your shares without your instructions on each of the proposals but is not required to do so. To be sure your shares are voted, you should instruct your broker to vote your shares using the instructions provided by your broker. If you do not instruct your broker on how to vote your shares, your shares may not be counted in the vote on the Proposal For Election of Directors or the Proposal For Ratification of the Selection of our Independent Auditors and may be counted effectively as votes against the Proposal For the Adoption of the Amendment to the Restated Certificate of Incorporation.

Q:	Can I change my vote after I mail my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy by:

•	delivering, no later than 5:00 p.m., central daylight savings time, on June 16, 2004, written notice of revocation to Computershare Investor Services, L.L.C., 3020 Legacy Drive, Suite 100-307, Plano, Texas 75023; or

•	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

If you instruct a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all of your shares are voted.

Q:	Who will count the vote?

A:	Representatives of Computershare Investor Services, L.L.C., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of April 26, 2004, the record date, 68,726,358 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. Abstentions or votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from applicable votes.

Q:	What is the required vote for election of each director?

A:	The required vote for election of each director is a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

Q:	What is the required vote for ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal 2004?

A:	The approval of the holders of a majority of the total number of outstanding shares of our common stock having voting power present or represented by proxy at the Annual Meeting and actually voted on the proposal is necessary to ratify the selection of Ernst & Young LLP as our independent auditors for fiscal 2004. However, pursuant to the Audit Committee Charter, our Audit Committee has sole authority to appoint our independent auditors, and our Audit Committee will not be bound by the ratification of, or failure to ratify, the selection of Ernst & Young LLP as our independent auditors for fiscal 2004. The Audit Committee will, however, consider any failure to ratify the selection of Ernst & Young LLP in connection with the appointment of the independent auditor the following fiscal year.

Q:	What is the required vote for adoption of the amendment to our Restated Certificate of Incorporation?

A:	The amendment must be approved by the holders of a majority of the total number of outstanding shares of our common stock. As a result, abstentions from this vote, withheld authority to vote and broker non-votes effectively will be votes against this proposal.

Q:	How much will this proxy solicitation cost?

A:	We have hired Morrow & Co., Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost of approximately $7,500, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services.

PROPOSAL FOR ELECTION OF DIRECTORS

      Our Board of Directors has six members, a majority of whom are independent directors. All directors serve until the next annual meeting of stockholders and until their successor is duly elected and qualified or until the earlier of their resignation, death or removal. In order to be elected as a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.

      The Governance and Nominating Committee has recommended, and our Board has approved, the nomination of the six nominees listed below. The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote proxies for a substitute nominee or nominees. Proxies cannot be voted for more than six nominees.

      Set forth below is information as to the nominees for election at the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies.

Name	Age	Position

Charles J. Wyly, Jr.	70	Chairman of the Board of Directors
Sam Wyly	69	Vice Chairman of the Board of Directors
Richard E. Hanlon (1)	56	Director
Richard C. Marcus (2)	65	Director
Liz Minyard (3)	50	Director
Cece Smith (4)	59	Director

(1)	Member of the Compensation Committee and the Governance and Nominating Committee.

(2)	Member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

(3)	Member of the Audit Committee and the Compensation Committee.

(4)	Member of the Audit Committee and the Governance and Nominating Committee.

      Mr. Charles J. Wyly, Jr. became a director of Michaels in 1984. He served as Vice Chairman of the Board of Michaels from 1985 until 2001 when he became Chairman of the Board. He co-founded Sterling Software, Inc., a worldwide supplier of software products, in 1981 and, until its acquisition in 2000 by another company, had served as a director and since 1984 as Vice Chairman of the Board. Mr. Wyly served as a director of Sterling Commerce, Inc., a worldwide provider of electronic commerce software and services, from December 1995 until its acquisition in 2000 by another company. Mr. Wyly was a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company, from October 1998 until November 2000. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board of that company from 1968 to 1980. He was also a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds.

      Mr. Sam Wyly has served as Vice Chairman of the Board of Michaels since July 2001 and a director of Michaels since 1984. He served as Chairman of the Board from 1984 until July 2001. Mr. Wyly is an entrepreneur who has created and managed several public and private companies. He is a manager of Ranger Capital, Ltd., a Dallas-based hedge fund management company. He founded Maverick Capital, Ltd., another hedge fund manager, in 1990. Mr. Wyly is also a director of Green Mountain Energy Company, a clean energy provider. He founded University Computing Company, which became one of the first computer utility networks and one of the first software product companies. He was a founder and, until its acquisition in 2000 by another company, was Chairman and a director of Sterling Software, Inc. He also was Chairman of the Executive Committee and a director of Sterling Commerce, Inc., until its acquisition in 2000 by another company, and was Chairman and a director of Scottish Annuity & Life Holdings, Ltd. from October 1998 until June 2000.

      Mr. Hanlon has served as a director of Michaels since April 1990. He retired as Senior Vice President — Investor Relations from AOL Time Warner, Inc. in September 2002, having held that position since January 2001 when that media and communications company was formed. From February 1995 until January 2001, he was a senior executive of America Online, Inc., the world’s largest provider of Internet online services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., which provided consulting services in shareholder and investor relations, and from 1988 until 1993 was Vice President — Corporate Communications and Secretary of LEGENT Corporation, an enterprise software company.

      Mr. Marcus became a director of Michaels in July 1999. He currently serves as a management consultant to various organizations and, since January 1997, has served as Senior Advisor to Peter J. Solomon Company, an investment banking company. From December 1994 through December 1995, Mr. Marcus served as Chief Executive Officer of Plaid Clothing Group, a manufacturer of men’s tailored clothing. Prior to these activities, Mr. Marcus was with Neiman Marcus for 27 years and served as Chairman and Chief Executive Officer from 1979 through 1988. He is currently on the board of directors of Zale Corporation and, effective July 31, 2004, he will become the Chairman of the Board.

      Ms. Minyard became a director of Michaels in March 2002. Since 1988, Ms. Minyard has served as Co-Chairman of the Board and, since 1998, as Co-Chief Executive Officer of Minyard Food Stores, Inc., a grocery retailer. She is currently an advisory director to TXU Corp.

      Ms. Smith became a director of Michaels in October 2002. She is Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm that invests in retail and consumer businesses and that she co-founded in 1986. She is currently on the boards of directors of Brinker International, Inc. and Beautyco, Inc. Ms. Smith served as a director from 1992 to 1997 and as Chairman from 1994 to 1996 of the Federal Reserve Bank of Dallas.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

      The following table sets forth information as of March 31, 2004 regarding the beneficial ownership of common stock by each person known by Michaels to own 5% or more of the outstanding shares of common stock, each director of Michaels, each Named Executive (as defined in “Management Compensation — Summary Compensation Table” herein), and the directors and executive officers of Michaels as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 68,336,733 shares of common stock outstanding as of March 31, 2004.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

Charles J. Wyly, Jr.	1,479,859	(2)	2.2%
Sam Wyly	1,357,333	(3)	2.0%
Richard E. Hanlon	101,300	(4)	*
Richard C. Marcus	77,000	(5)	*
Liz Minyard	52,500	(6)	*
Cece Smith	35,000	(7)	*
R. Michael Rouleau	534,693	(8)	*
Jeffrey N. Boyer	25,000	(9)	*
Edward F. Sadler	129,166	(10)	*
Ronald S. Staffieri	33,333	(11)	*
Capital Research and Management Company	9,528,000	(12)	13.9%
333 South Hope Street Los Angeles, California 90071
First Pacific Advisors, Inc.	3,618,700	(13)	5.3%
11400 West Olympic Boulevard Suite 1200 Los Angeles, California 90064
Putnam, LLC d/b/a Putnam Investments	4,496,106	(14)	6.6%
One Post Office Square Boston, Massachusetts 02109
Wellington Management Company, LLP	6,234,780	(15)	9.1%
75 State Street Boston, Massachusetts 02109
All current directors and executive officers as a group (22 persons)	4,083,311	(16)	5.8%

*	Less than one percent.

(1)	Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of March 31, 2004 by the person indicated and shares underlying options owned by such person on March 31, 2004 that are exercisable within 60 days of that date. Persons holding shares of common stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan, as amended and restated, have sole voting power and investment power with respect to such shares.

(2)	Includes 336,666 shares under options; 380,205 shares held of record by Stargate, Ltd. (a limited partnership, the general partner of which is a trust of which Mr. Wyly is one of the trustees); 207,604 shares held of record by Shadywood USA, Ltd. (a limited partnership of which Mr. Wyly is the general partner); and 555,284 shares held of record by family trusts of which Mr. Wyly is the trustee.

(3)	Includes 353,332 shares under options; 200,000 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is the general partner); 149,572 shares held of record by family trusts of which Mr. Wyly is the trustee; and 14,020 shares owned by Mr. Wyly’s spouse.

(4)	Includes 70,000 shares under options and 10,167 shares held of record by a family trust of which Mr. Hanlon is a co-trustee.

(5)	Includes 70,000 shares under options.

(6)	Includes 52,500 shares under options.

(7)	Includes 35,000 shares under options.

(8)	Includes 466,666 shares under options; 6,039 shares owned pursuant to our 401(k) Plan; and 20,000 shares which Mr. Rouleau owns jointly with his spouse.

(9)	Includes 25,000 shares under options.

(10)	Includes 129,166 shares under options.

(11)	Includes 33,333 shares under options.

(12)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 10, 2004, Capital Research and Management Company, a registered investment adviser, has the sole power to dispose or direct the disposition of 9,528,000 shares of common stock but has no power to vote or direct the vote of such shares.

(13)	Based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 5, 2004, First Pacific Advisors, Inc., an investment advisor, shares the power to vote or direct the vote of 1,496,100 shares of common stock and shares the power to dispose or direct the disposition of 3,618,700 shares of common stock.

(14)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 9, 2004, Putnam, LLC d/b/a Putnam Investments, on behalf of itself and its parent and wholly-owned subsidiaries in their various capacities, shares the power to vote or direct the vote of 303,405 shares of common stock and shares the power to dispose or direct the disposition of 4,496,106 shares of common stock.

(15)	Based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 13, 2004, Wellington Management Company, LLP, an investment advisor, shares the power to vote or direct the vote of 4,895,660 shares of common stock and shares the power to dispose or direct the disposition of 6,234,780 shares of common stock.

(16)	Includes 1,794,243 shares under options; 10,848 shares owned pursuant to our 401(k) Plan held by executive officers, some of whom are not named in the table; and 1,080 shares an executive officer not named in the table owns jointly with his spouse.

CORPORATE GOVERNANCE

      In 2001, Michaels announced several new initiatives designed to further enhance accountability to our stockholders. These initiatives included:

•	the dissolution of the Executive Committee, resulting in key corporate issues being reviewed by the full Board;

•	the replacement of what was previously known as the Nominating Committee with the Governance and Nominating Committee, which became responsible for developing corporate governance guidelines as well as considering and making recommendations to the Board regarding nominees for election to the Board;

•	a plan to expand the Board and fill the new positions with independent directors, which subsequently resulted in Liz Minyard and Cece Smith joining the Board; and

•	the amendment of Michaels’ Restated Certificate of Incorporation to eliminate the staggered election of Board members.

      In 2003, in the wake of the corporate governance reforms initiated by Congress in passing the Sarbanes-Oxley Act of 2002 and by the Securities and Exchange Commission and the New York Stock Exchange in response to the Sarbanes-Oxley Act, Michaels initiated a corporate governance program to comply as soon as practicable with applicable current requirements newly imposed, as well as most of the proposed rules published, by the Securities and Exchange Commission and the New York Stock Exchange with respect to corporate governance. In undertaking this program, Michaels made the decision to conform its corporate governance to these requirements whether or not the legally effective date of the requirements had occurred and whether or not the rules were still in the proposal stage. In this regard, Michaels adopted Corporate Governance Guidelines, a revised Code of Business Conduct and Ethics, a revised Audit Committee Charter, a Compensation Committee Charter and a Governance and Nominating Committee Charter. In 2004, in response to the New York Stock Exchange’s adoption of final rules, as well as the Securities and Exchange Commission’s adoption of other rules, Michaels revised its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Governance and Nominating Committee Charter.

      A copy of the current charter for each of our Audit Committee, Governance and Nominating Committee and Compensation Committee and a copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our Internet website at www.michaels.com under “Corporate Information.” Copies are also available to stockholders upon request from our Investor Relations Department. Our revised Audit Committee Charter is also attached to this Proxy Statement as Exhibit A. Furthermore, Michaels will post any amendments to our Code of Business Conduct and Ethics, or waivers of the Code for its directors or executive officers, on our Internet website at www.michaels.com under “Corporate Information.”

      Stockholders may communicate with the Board by mail, with an envelope containing the communication addressed as follows: Board Communication, c/o Secretary, Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. The Secretary of the Company will review all such communications and will, within a reasonable period of time after receiving the communications, forward all such communications to the Chairman of the Board, other than those communications that are merely solicitations for products or services or relate to matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company. The Chairman of the Board will relay to the full Board those communications that have been forwarded to him.

      During fiscal 2003, our Board held nine meetings and acted by unanimous written consent eight times. In addition to meetings of the full Board, directors attended meetings of Board committees. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and all applicable committee meetings. Michaels expects its directors to attend its annual meetings of stockholders. In 2003, all members of the Board attended the annual meeting of stockholders.

Director Independence

      Our Corporate Governance Guidelines require that a majority of the members of our Board of Directors satisfy the independence requirements set forth in the rules of the New York Stock Exchange. Our Board has adopted categorical independence standards for determining the independence of our directors. Those standards reflect the specific independence requirements of the New York Stock Exchange rules. The standards provide that an independent director is a director who:

•	has not been employed by, and none of whose immediate family members has been an executive officer of, Michaels at any time within the three years preceding the date of the determination of independence;

•	has not received, and none of whose immediate family members has received at any time within the three years preceding the date of the determination of independence, more than $100,000 per year in direct compensation from Michaels, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and excluding compensation received by an immediate family member for services as a non-executive employee of Michaels;

•	has not been affiliated with or employed by, and none of whose immediate family members has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Michaels at any time within the three years preceding the date of the determination of independence;

•	has not been, and none of whose immediate family members has been, within three years from the date of the determination of independence, employed as an executive officer of another company where any of Michaels’ present executive officers concurrently served on that company’s compensation committee at any time within the three years preceding the date of the determination of independence; and

•	is not an executive officer or an employee, and none of whose immediate family members is an executive officer, of another company (other than a charitable organization) that, during the current fiscal year or last three completed fiscal years, made payments to, or received payments from, Michaels for property or services in an amount which, in any single fiscal year, exceeds the greater of 2% or $1 million of such other company’s consolidated gross revenues.

While there is a three-year “lookback” provision in each of the above standards, only a one-year “look-back” will apply prior to November 4, 2004.

      The categorical independence standards also provide that, in making a determination regarding a director’s independence, any interest or relationship of a director of a type described in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director, except to the extent otherwise expressly provided with respect to a particular interest or relationship set forth in the rules of the New York Stock Exchange and under applicable law.

      Our Board has determined that each of our four independent directors, Richard E. Hanlon, Richard C. Marcus, Liz Minyard and Cece Smith, meets the categorical independence standards set forth above.

Meetings of Non-Management and Independent Directors

      Our Corporate Governance Guidelines require our non-management directors to meet at regularly scheduled executive sessions without management. Our Corporate Governance Guidelines provide that the position of presiding director for executive sessions of non-management directors shall be rotated for each meeting among the non-management directors on an alphabetical basis. If one or more non-management directors do not satisfy applicable independence requirements set forth in the rules of the New York Stock Exchange and under applicable law, then at least once each year an executive session including only independent directors will be held. Stockholders may communicate with the non-management directors by mail, with an envelope containing the communication addressed as follows: Non-Management Directors, c/o Secretary, Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. The Secretary of the Company will review all such communications and will, within a reasonable period of time after receiving the communications, forward all such communications to the non-management directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type which render them improper or irrelevant to the functioning of the Board and the Company.

Board Committees

      As required by our Corporate Governance Guidelines, our Board has three active standing committees, each of which is required by its charter to consist of no fewer than three directors satisfying the applicable current independence criteria of the New York Stock Exchange. The three members of the Governance and Nominating Committee are Richard E. Hanlon (Chairman), Richard C. Marcus and Cece Smith. The three members of the Compensation Committee are Richard E. Hanlon (Chairman), Richard C. Marcus and Liz Minyard. The three members of the Audit Committee are Richard C. Marcus (Chairman), Liz Minyard and Cece Smith.

Governance and Nominating Committee

      Michaels believes that placing the responsibility for nominating directors in the hands of an independent committee, along with charging that committee with the responsibility of taking a leadership role in shaping Michaels’ corporate governance matters, enhances the independence and quality of its Board and of its corporate governance practices. Therefore, under the terms of its amended and restated charter, the Governance and Nominating Committee is charged with the responsibility of identifying individuals qualified to become Board members by recommending to the Board candidates to fill vacancies and newly-created positions on the Board and recommending to the Board director nominees for election by the stockholders at the annual stockholder meeting, including recommendations as to whether incumbent members of the Board should be nominated for re-election to the Board. The Governance and Nominating Committee reviews qualifications of, and makes recommendations to the Board concerning, director nominees submitted by stockholders. At any annual meeting, stockholders may nominate a person for election as a director but only upon notice to the Secretary of Michaels given in accordance with the notice provisions in the Restated Certificate of Incorporation.

      The Governance and Nominating Committee has also adopted policies and procedures by which Michaels’ stockholders may submit director candidates to the Governance and Nominating Committee for consideration. If the Governance and Nominating Committee receives, by a date not later than the 120th calendar day before the anniversary of the date that Michaels’ proxy statement was released to its stockholders in connection with its previous year’s annual meeting, a recommendation for a director nominee (a “Director Candidate”) from a stockholder or group of stockholders that beneficially owned more than 5% of Michaels’ outstanding common stock for at least one year as of the date of the recommendation, then such Director Candidate will be considered and evaluated by the Governance and Nominating Committee for the annual meeting immediately succeeding the date that proper written notice was timely delivered to and received by the Governance and Nominating Committee. Where the date of Michaels’ annual meeting of stockholders changes by more than 30 calendar days from the previous year’s annual meeting, such written notice of the recommendation for the Director Candidate will be considered timely if, and only if, it is received by the Governance and Nominating Committee no later than the close of business on the 10th calendar day following the first day on which notice of the date of the upcoming annual meeting is publicly disclosed by Michaels, unless such notice specifies a different date for stockholder recommendations for a Director Candidate to be timely.

      Written notice from an eligible stockholder or group of eligible stockholders to the Governance and Nominating Committee recommending a Director Candidate must contain or be accompanied by:

•	proof that the stockholder or group of stockholders submitting the recommendation has beneficially owned, for the required one-year period, a number of shares of Michaels common stock necessary to qualify the stockholder or group of stockholders to make such a recommendation;

•	a written statement that the stockholder or group of stockholders intend to continue to beneficially own the number of shares of the Michaels’ common stock necessary to qualify such stockholder or group of stockholders to make a Director Candidate recommendation through the date of the next annual meeting of the stockholders of Michaels;

•	the name of each stockholder submitting the Director Candidate for consideration, the name of the individual recommended as a Director Candidate, and the written consent of each such stockholder and the Director Candidate to be publicly identified, and with respect to the Director Candidate, a written consent agreeing to (i) be named in Michaels’ proxy materials and (ii) serve as a member of the Board (and any committee of the Board to which the Director Candidate is assigned to serve by the Board) if elected;

•	with respect to the Director Candidate, his or her name, age, business and residential address, principal occupation or employment, number of shares of Michaels’ common stock beneficially owned, a resume or similar document detailing personal and professional experiences and accomplishments, and all other information relating to the Director Candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission and the listing requirements and other criteria of the New York Stock Exchange; and

•	a written statement that each submitting stockholder and the Director Candidate will make available to the Governance and Nominating Committee all information reasonably requested in connection with the Governance and Nominating Committee’s evaluation of the Director Candidate.

      To ensure flexibility with respect to the director nominee evaluation process, the Governance and Nominating Committee has not established specific, minimum qualifications that an individual must meet in order to become a member of the Board. However, the Governance and Nominating Committee believes that Michaels is best served when the members of the Board:

•	provide the Board with a variety of experiences and backgrounds to draw from;

•	exhibit strong leadership in their particular field or area of expertise;

•	possess the ability to exercise sound business judgment;

•	have strong educational backgrounds or equivalent life experiences;

•	have substantial experience both in the business community and outside the business community;

•	contribute positively to the existing collaborative culture among Board members;

•	represent the best interests of all of Michaels’ stockholders and not just one particular constituency;

•	have experience as a senior manager, executive or director of an organization of significant size, complexity or prominence (or experience with such an organization in a similar capacity, however designated);

•	consistently demonstrate integrity and ethics in their personal and professional life; and

•	have the time and ability to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committee or committees of which they are a member.

      The Governance and Nominating Committee is also charged with the responsibility of developing and recommending corporate governance principles applicable to Board members and Michaels’ employees. The Governance and Nominating Committee Charter requires the committee to develop and recommend guidelines for that purpose consistent with federal and state law and the rules of the Securities and Exchange Commission and the New York Stock Exchange, giving appropriate attention to “best corporate governance practices.” In response to that requirement, the Governance and Nominating Committee developed and recommended, and the Board has adopted, the amended and restated Corporate Governance Guidelines available on our Internet website. The Governance and Nominating Committee also (i) oversees the evaluation of the performance of the Board and Michaels’ management against the Corporate Governance Guidelines and (ii) reviews possible conflicts of interest. During fiscal 2003, the Governance and Nominating Committee met one time and acted by unanimous written consent one time.

Compensation Committee

      To further enhance the independence and effectiveness of Michaels’ corporate policies and practices, under the terms of its amended and restated charter, the Compensation Committee reviews, approves and administers Michaels’ policies, programs, procedures and objectives for compensating its executive officers. The Compensation Committee determines and approves the compensation of Michaels’ Chief Executive Officer and reports that determination to the Board. The Compensation Committee reviews and approves the compensation levels of all other executive officers. The Compensation Committee also makes recommendations to the Board with respect to the approval and adoption of all cash- and equity-based incentive compensation plans in which any of Michaels’ executive officers participate. The Compensation Committee also reviews Board compensation policies, but only the Board may determine compensation for directors. The Compensation Committee acts as the committee of the Board that administers the Amended and Restated 1997 Employees Stock Purchase Plan, the Amended and Restated 1997 Stock Option Plan, the Second Amended and Restated 2001 Employee Stock Option Plan and the Amended and Restated 2001 General Stock Option Plan. With respect to the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan, the Compensation Committee has the power to grant options and determine the number of shares to be covered by each option under each of those plans. Additionally, with respect to the 1997 Stock Option Plan, the Compensation Committee determines when options will be exercisable under that plan. During fiscal 2003, the Compensation Committee met three times and acted by unanimous written consent 17 times.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2003, Richard E. Hanlon, Richard C. Marcus and Liz Minyard served as members of the Compensation Committee, and none of them were or have been employees of Michaels.

Audit Committee

      The revised Audit Committee Charter requires that all members of the Audit Committee satisfy the independence criteria of the New York Stock Exchange and Securities Exchange Act of 1934 and all rules and applicable standards promulgated by the Securities and Exchange Commission or the New York Stock Exchange. It also requires that the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange rules and that at least one Audit Committee member satisfies the accounting or related financial management expertise standards of the New York Stock Exchange rules and that either that member or another member satisfies the criteria for an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission rules. All three members of the Audit Committee meet the independence requirements and the financial literacy requirements of the New York Stock Exchange and the independence requirements of the Securities Exchange Act of 1934. Our Board has determined that Cece Smith, a member of the Audit Committee, satisfies the accounting or related financial management expertise standards of the New York Stock Exchange and satisfies the criteria adopted by the Securities and Exchange Commission to serve as the “audit committee financial expert” of Michaels.

      Under its charter, the Audit Committee is generally responsible for overseeing Michaels’ financial reporting process and assists the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the integrity of Michaels’ financial statements; (ii) Michaels’ compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and of Michaels’ internal audit function. In fulfilling its obligations, the Audit Committee directly appoints, retains, terminates and determines the compensation of the independent auditors. The Audit Committee is also responsible for the resolution of disagreements between management and the independent auditors along with the pre-approval and approval of all audit and non-audit engagement fees, terms and services with the independent auditors in a manner consistent with the Sarbanes-Oxley Act of 2002 and all rules and applicable standards promulgated by the Securities and Exchange Commission or the New York Stock Exchange. Michaels’ independent auditors are required to report directly to the Audit Committee concerning, among other things, the auditors’ internal quality control procedures, the independence of the auditors and the plans for, and the scope and conduct of, annual audits. The Audit Committee has developed procedures for (i) receiving and dealing with complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are disclosed on Michaels’ website at www.michaels.com under “Corporate Information.” During fiscal 2003, the Audit Committee met 11 times and acted by unanimous written consent one time.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS

      Pursuant to the Audit Committee Charter, the Audit Committee has the sole authority to retain the independent auditors. The Board requests that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP as Michaels’ independent auditors for fiscal 2004.

      The Audit Committee will not be bound by the ratification of, or failure to ratify, the selection of Ernst & Young LLP as Michaels’ independent auditors for fiscal 2004, but the Audit Committee will consider any failure to ratify the selection of Ernst & Young LLP in connection with the appointment of the independent auditor in the following fiscal year.

      The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as Michaels’ independent auditors for fiscal 2004.

AUDIT COMMITTEE REPORT

      The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in March 2004 and is attached to this Proxy Statement as Exhibit A. The Audit Committee Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board in fulfilling its oversight role regarding our auditors’ independence, our financial reporting process, our systems of internal controls and our compliance with applicable laws, rules and regulations. These activities are briefly summarized in this Proxy Statement under the caption “Corporate Governance — Audit Committee.” The Audit Committee Charter also makes it clear that the independent auditors are ultimately accountable to the Board and the Audit Committee, not management.

      The internal accountants of Michaels prepare its consolidated financial statements and Michaels’ independent auditors are responsible for auditing those financial statements. The Audit Committee monitors and reviews the financial reporting processes implemented by management but does not conduct any auditing or accounting reviews. The members of the Audit Committee are not employees of Michaels and do not represent themselves as experts in the field of accounting or auditing. Instead, the Audit Committee relies, without independent verification, on management’s representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of our independent auditors included in their report on our financial statements. The Audit Committee’s oversight does not provide them with an independent basis for determining whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s discussions with management and its auditors do not ensure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that the independent accountants are in fact “independent.”

      We have engaged Ernst & Young LLP as independent auditors to audit and report to our stockholders on our financial statements for fiscal 2004. During fiscal 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

      The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP, our independent auditors, the audited financial statements of Michaels contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004. The Audit Committee has also discussed with our independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications).

      The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with Ernst & Young LLP their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission.

      The Audit Committee considered whether, and concluded that, the provision by Ernst & Young LLP of the services referred to under “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of Ernst & Young LLP.

      This report is submitted by the members of the Audit Committee of the Board of Directors:

Audit Committee
Richard C. Marcus
Liz Minyard
Cece Smith

INDEPENDENT AUDITORS’ FEES

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Michaels’ annual financial statements for each of fiscal 2002 and 2003, and fees billed for other services rendered by Ernst & Young LLP.

	2002	2003

Audit Fees(1)	$533,000	$577,300
Audit-Related Fees(2)	$106,000	$61,000
Tax Fees(3)	$102,000	$187,300
All Other Fees(4)	—	$27,500

(1)	Audit Fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q for those years and fees incurred in connection with the filing of registration statements with the Securities and Exchange Commission.

(2)	Audit-Related Fees consist principally of fees for pension and statutory audits, as well as consultations regarding Michaels’ implementation of the requirements of Section 404 of the Sarbanes-Oxley Act.

(3)	Tax Fees consist principally of fees for tax compliance and preparation, tax advice and tax planning. In the table above, under “Tax Fees,” $46,418 and $37,317 constituted tax compliance and preparation fees in 2002 and 2003, respectively.

(4)	All other fees consist of fees for online research software, as well as consultations regarding our Deferred Compensation Plan.

      The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit engagements, fees, terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated by the Securities and Exchange Commission and the New York Stock Exchange; provided, however, that such non-audit services need not be pre-approved if (i) the aggregate amount of all such non-audit services provided to Michaels constitutes not more than 5% of the total amount of fees paid by Michaels to its independent auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by Michaels at the time of engagement to be non-audit services, and (iii) such services were promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member(s) reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to Richard C. Marcus, the Chairman of the Audit Committee.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

COMPENSATION OF DIRECTORS

      During fiscal 2003, Michaels compensated Charles J. Wyly, Jr. for his service as Chairman of the Board as indicated under “Management Compensation — Summary Compensation Table” and “Management Compensation — Option Grants During Fiscal 2003” and with $21,355 for the personal use of a company-owned automobile. During fiscal 2003, Michaels compensated Sam Wyly for his service as Vice Chairman of the Board with (i) $18,750 per month, (ii) options to purchase 67,500 shares of common stock (including the automatic grant of 17,500 shares of common stock made to each Director as described below), and (iii) $13,642 for the personal use of a company-owned automobile.

      Effective as of May 1, 2003, Mr. Hanlon, Mr. Marcus, Ms. Minyard and Ms. Smith each receive an annual fee of $48,000 as members of the Board and a fee of $1,500 for attendance at each regular or special Board meeting and for attendance at each meeting of a committee of which they are a member. We also reimburse directors for expenses incurred in attending meetings.

      Upon first election to the Board and immediately following each annual meeting of stockholders thereafter, each Director receives an automatic grant of options exercisable for 17,500 shares of common stock under the 2001 General Stock Option Plan.

COMPENSATION COMMITTEE REPORT

What is our compensation philosophy?

      The objectives of our executive compensation program are to:

•	attract and retain highly qualified individuals who make contributions that result in Michaels meeting its financial goals;

•	motivate employees to high levels of performance;

•	differentiate individual pay based on performance;

•	ensure external competitiveness and internal equity of total compensation; and

•	align company, employee and stockholder interests.

      We believe in a total compensation approach, with an emphasis on variable components of pay including bonus and stock option appreciation. High performing executives should be well compensated through cash compensation in sufficient amounts to retain such executives and in stock option awards which align such executives with the interests of the stockholders and stimulate focus on long-term stockholder value enhancement.

How is compensation determined?

      The Compensation Committee has the sole authority to determine our Chief Executive Officer’s compensation level and reports that determination to the Board. The Compensation Committee reviews and approves the compensation level of all other executive officers. In determining or approving compensation levels, the Compensation Committee considers external competitiveness of total compensation, an individual’s experience and prior performance as well as our operating performance and the attainment of planned financial and strategic initiatives. The experience, performance and attainment of initiatives are evaluated by the Compensation Committee with no particular weight given to any particular factor.

      In approving the annual plans for executive bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to our success by tying the bonuses to the attainment of certain objectives which may be different from individual to individual. Each participating executive is entitled to a bonus equal to a certain percentage of that executive’s salary based upon the attainment of such objectives.

      In compensating executive officers and other officers and employees through stock option awards, the Compensation Committee (or the Board as a whole) makes, pursuant to certain option grant guidelines, discretionary grants, based upon the level of responsibility and performance of the individual grantee. The Compensation Committee reviews and approves the guidelines used for such discretionary grants.

How are our incentive compensation programs used to focus management on increasing stockholder value?

      We maintain stock option plans for our directors, officers and employees. We believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of options also allows executives to develop and maintain a long-term ownership position in our common stock.

How have we responded to the IRS limits on deductibility of compensation?

      Options granted under our 1997 Stock Option Plan and 2001 General Stock Option Plan are intended to meet the performance based compensation exception to the annual $1,000,000 limitation on the tax deduction we may claim for compensation of certain executives. However, our executive bonus program does not meet the exception to the IRS deduction limitation.

How is the CEO compensated?

      The Compensation Committee solely determines the compensation level of our Chief Executive Officer, Mr. Rouleau. Mr. Rouleau received a base salary of $740,385 during fiscal 2003. Mr. Rouleau’s incentive compensation for fiscal 2003, in the form of a bonus, was based upon the attainment of specified financial or performance goals and objectives. With respect to fiscal 2003, Mr. Rouleau received $280,000 in a cash bonus. Mr. Rouleau also received stock options for 100,000 shares of common stock in fiscal 2003.

How are the other executive officers compensated?

      Our other executive officers usually receive base salaries, annual cash bonuses, long-term incentive compensation in the form of stock options and various benefits. The Compensation Committee reviews and approves the compensation level for our executive officers. The Compensation Committee, in administering the 1997 Stock Option Plan and the 2001 General Stock Option Plan, may also evaluate the executive officers’ performance in determining whether to grant any stock options to the executives.

      This report is submitted by the members of the Compensation Committee, which also performs the additional duties of administering the 1997 Employees Stock Purchase Plan, the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan:

Compensation Committee
Richard E. Hanlon
Richard C. Marcus
Liz Minyard

MANAGEMENT COMPENSATION

Summary Compensation Table

      The following table sets forth certain information regarding compensation paid or accrued by Michaels to our Chief Executive Officer and each of our four other most highly compensated executive officers, employed by Michaels at the end of the fiscal year, based on salary and bonus earned during fiscal 2003 (the “Named Executives”).

						Long-Term
						Compensation
						Awards

						Securities
		Annual Compensation				Underlying
	Fiscal			Other Annual		Options/	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		SARs (#)(1)	Compensation($)

R. Michael Rouleau	2003	740,385	280,000	6,240	(2)	100,000	73,936	(3)
President and	2002	695,192	405,000	85,062	(2)	100,000	60,411	(3)
Chief Executive Officer	2001	670,193	390,000	6,711	(2)	200,000	59,632	(3)
Ronald S. Staffieri	2003	400,000	200,000	30,097	(4)	29,167	158,137	(5)
President — Michaels	2002	23,077	—	6,300	(4)	100,000	10,000	(5)
Stores Group	2001	—	—	—		—	—
Jeffery N. Boyer(6)	2003	350,000	177,952	5,869	(4)	89,583	38,845	(7)
Executive Vice President —	2002	6,731	—	6,300	(4)	—	10,000	(7)
Chief Financial Officer	2001	—	—	—		—	—
Charles J. Wyly, Jr.	2003	450,000	—	—		117,500	—
Chairman of the Board of	2002	450,000	—	—		117,500	—
Directors	2001	337,500	—	—		235,000	—
Edward F. Sadler	2003	307,115	103,250	—		25,000	20,379	(8)
Executive Vice President —	2002	293,269	128,700	—		25,000	19,811	(8)
Store Operations	2001	283,885	123,750	7,798	(4)	50,000	17,434	(8)

(1)	Options to acquire shares of common stock. The number of options included for fiscal 2001 have been adjusted to retroactively reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001.

(2)	The amounts shown include (i) $22,126 for the personal use of a company-owned automobile in fiscal 2002 and the transfer of that automobile, valued at $47,440, to Mr. Rouleau in fiscal 2002, and (ii) income taxes paid by Michaels in the amount of $6,240, $6,608 and $6,711 in fiscal 2003, 2002 and 2001, respectively.

(3)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $39,575, $39,555 and $39,526 in fiscal 2003, 2002 and 2001, respectively, (ii) annual matching contributions paid by Michaels for Mr. Rouleau’s account pursuant to our Deferred Compensation Plan in the amount of $32,389, $18,855 and $15,075 in fiscal 2003, 2002 and 2001, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Rouleau’s account pursuant to our 401(k) Plan in the amount of $1,972, $2,001 and $5,031 in fiscal 2003, 2002 and 2001, respectively.

(4)	Income taxes paid by Michaels on taxable relocation expenses.

(5)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $1,238 in fiscal 2003, (ii) annual matching contributions paid by Michaels for Mr. Staffieri’s account pursuant to our Deferred Compensation Plan in the amount of $10,615 in fiscal 2003, and (iii) relocation expenses paid by Michaels in the amount of $146,284 and $10,000 in fiscal 2003 and 2002, respectively.

(6)	Mr. Boyer joined Michaels on January 13, 2003.

(7)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $610 in fiscal 2003 and (ii) relocation expenses paid by Michaels in the amount of $38,235 and $10,000 in fiscal 2003 and 2002, respectively.

(8)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $7,305, $7,300 and $7,268 in fiscal 2003, 2002 and 2001, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sadler’s account pursuant to our Deferred Compensation Plan in the amount of $11,403, $10,804 and $5,015 in fiscal 2003, 2002 and 2001, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Sadler’s account pursuant to our 401(k) Plan in the amount of $1,671, $1,707 and $5,151 in fiscal 2003, 2002 and 2001, respectively.

Option Grants During Fiscal 2003

      The following table provides information related to options granted to the Named Executives during fiscal 2003.

						Potential Realizable
						Value at Assumed
						Annual Rates of Stock
						Price Appreciation for
Individual Grants						Option Term(1)

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or Base
	Options/SARs		Employees in	Price	Expiration
Name	Granted (#)(2)		Fiscal Year	($/Sh)(3)	Date	5%($)	10%($)

R. Michael Rouleau	100,000	(4)	5.38	35.31	08/06/08	975,550	2,155,711
Ronald S. Staffieri	29,167	(4)	1.57	35.31	08/06/08	284,539	628,756
Jeffery N. Boyer	75,000	(5)	4.03	24.04	02/06/08	498,136	1,100,750
	14,583	(4)	0.78	35.31	08/06/08	142,264	314,367
Charles J. Wyly, Jr.	100,000	(4)	5.38	35.31	08/06/08	975,550	2,155,711
	17,500	(6)	0.94	38.96	06/18/08	188,369	416,246
Edward F. Sadler	25,000	(4)	1.34	35.31	08/06/08	243,888	538,928

(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by Michaels to forecast possible future appreciation of the price of our common stock.

(2)	Options to acquire shares of our common stock.

(3)	The option exercise price may be paid in shares of common stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing, in some cases as determined by the Board of Directors or the Compensation Committee in their discretion. The exercise price of each option was equal to the fair market value of the common stock on the date of grant.

(4)	Stock options will become exercisable with respect to 1/3 of the shares covered thereby on each of August 7, 2004, August 7, 2005 and August 7, 2006.

(5)	Stock options became exercisable with respect to 1/3 of the shares covered thereby on February 7, 2004, and will become exercisable with respect to 1/3 of the shares covered thereby on each of February 7, 2005 and February 7, 2006.

(6)	Stock options are fully exercisable.

Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values

      The following table provides information related to options exercised by the Named Executives during fiscal 2003 and the number and value of options held at fiscal year-end. Michaels does not have any outstanding stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
	Shares		Fiscal Year End(#)(1)		Fiscal Year End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Michael Rouleau	95,000	2,105,297	546,666	233,334	13,743,339	3,243,011
Ronald S. Staffieri	—	—	33,333	95,834	407,329	1,090,591
Jeffrey N. Boyer	—	—	—	89,583	—	1,692,705
Charles J. Wyly, Jr.	320,205	11,503,973	336,666	233,334	7,231,714	3,243,011
Edward F. Sadler	20,000	544,374	139,166	58,334	3,457,123	810,761

(1)	The number of shares has been adjusted to retroactively reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on November 12, 2001.

(2)	The closing price for our common stock as reported on the New York Stock Exchange on January 30, 2004, the last trading day of fiscal 2003, was $44.77. Value is calculated on the basis of the difference between the option exercise price and $44.77 multiplied by the number of shares of common stock underlying the option.

(3)	Value realized is calculated based on the difference between the aggregate exercise price of the options exercised and the aggregate market value of the shares of common stock acquired on the date of exercise.

Employment, Severance and Change of Control Agreements

      In March 2001, Michaels entered into a new employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of Michaels, and that employment agreement was amended as of July 16, 2002. The employment agreement is for a term expiring on January 31, 2006 with provisions for annual automatic one-year extensions unless Michaels gives notice of non-extension 120 days prior to any expiration date. Under the employment agreement, Mr. Rouleau is entitled to receive an annual base salary of $675,000, or such higher amount as the Board or Compensation Committee shall determine, and standard executive officer benefits. Additionally, he is allowed to participate in a bonus plan in any year in which a bonus plan is established. For fiscal 2003, Mr. Rouleau received a bonus of $280,000 pursuant to a bonus plan based upon the attainment of specified financial or performance goals and objectives. Upon a change of control of Michaels or if Michaels terminates Mr. Rouleau’s employment (other than for cause) prior to the expiration of the employment agreement, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until January 31, 2006 and a prorated bonus for the fiscal year in which the termination occurs if Mr. Rouleau would have earned a bonus in that year. If Mr. Rouleau’s employment is terminated for any reason, at any time, (i) all unvested options then held by him will immediately become fully exercisable and, if Mr. Rouleau was terminated for any reason other than for cause, the expiration date for those options will automatically be extended to the date that is one day prior to the fifth anniversary of his termination date, (ii) Mr. Rouleau will be entitled to the value of any unvested interest he may have in our 401(k) Plan, and (iii) Mr. Rouleau will automatically become the owner of his Company-paid whole life insurance policy.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of January 31, 2004 with respect to shares of Michaels common stock that may be issued under our existing equity compensation plans, including the 1997 Employees Stock Purchase Plan, the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan.

			Number of shares of
			common stock
			remaining available for
	Number of shares of	Weighted-average	future issuance under
	common stock to be	exercise price of	equity compensation
	issued upon exercise of	outstanding	plans (excluding shares
	outstanding options,	options, warrants	of common stock
Plan Category	warrants and rights	and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders
Stock option plans(1)(2)	3,642,438	$25.13	3,518,458
1997 Employees Stock
Purchase Plan	N/A	N/A	1,588,721
Equity compensation plans not approved by stockholders(2)(3)	2,477,240	$31.43	2,769,608

(1)	Includes the 1997 Stock Option Plan and the 2001 General Stock Option Plan.

(2)	The number of shares of common stock to be issued upon exercise of options and the number of shares remaining available for future issuance are approximate, because such numbers are affected by out-of-period adjustments for options which terminate without exercise in connection with termination of employment. Shares of common stock included in such options are required to be deducted from column (a) and added to column (c), since shares covered by terminated options return to the authorized capacity under the option plans. Out-of-period adjustments are not material.

(3)	The 2001 Employee Stock Option Plan.

      The 2001 Employee Stock Option Plan was adopted by our Board of Directors on July 23, 2001. In the second quarter of fiscal 2002, our Board amended and restated the 2001 Employee Stock Option Plan to increase the total number of shares authorized for issuance by an additional 4,000,000 shares to an aggregate of 6,000,000 shares of common stock. Under the 2001 Employee Stock Option Plan, stock options are granted to eligible employees of Michaels and its subsidiaries but may not be granted to executive officers and directors. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and generally become exercisable with respect to 1/3 of the shares covered thereby on each of the three anniversary dates following the date of grant. The 2001 Employee Stock Option Plan is included as Exhibit 99.3 in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2003.

STOCK PERFORMANCE CHART

      The following chart compares the yearly changes in the total stockholder return on our common stock against two other measures of performance. The comparison is on a cumulative basis for our last five fiscal years. The two other performance measures are the Dow Jones US Total Market Index (previously known as the Dow Jones Equity Market Index) and the Dow Jones Retail — Other Specialty Index. In each case, we assumed an initial investment of $100 on January 29, 1999 and reinvestment of all dividends. Dates on the following chart represent the last trading day of the indicated fiscal year. We paid cash dividends during the second, third and fourth quarters of fiscal 2003.

STOCK PERFORMANCE

Comparison of Five Fiscal Year Total Return

	1999	2000	2001	2002	2003	2004

Michaels Stores, Inc.	100.00	144.00	208.00	370.99	360.00	477.55
DJ Retail Other Specialty	100.00	106.50	94.61	111.26	69.12	111.02
DJ Equity Market Index	100.00	110.95	109.53	92.28	71.82	98.26

PROPOSAL FOR THE ADOPTION OF THE AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

      The Restated Certificate of Incorporation limits the number of shares of common stock available for issuance to 150 million shares. As of April 26, 2004, approximately 62,000,000 shares were not issued or reserved for issuance. Although Michaels has no present plan, arrangement or understanding to issue additional shares of common stock, other than shares previously reserved for issuance, the Board believes that this number of shares of common stock is not sufficient to provide Michaels the needed flexibility to conduct its business and plan for future events, including such general corporate purposes as sales for cash, acquisitions, stock splits, stock dividends or similar occurrences. Therefore, the Board recommends an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock we are authorized to issue to 350 million shares. No change is being proposed to the par value of the common stock or the number of authorized shares of preferred stock.

      If this amendment is approved by the stockholders, Paragraph One of Article Four of the Restated Certificate of Incorporation of Michaels would be amended and restated in its entirety to read as follows:

The aggregate number of shares of all classes of stock which the Corporation shall have the authority to issue is 352,000,000, consisting of 350,000,000 shares of common stock (the “Common Stock”) having a par value of $.10 per share, and 2,000,000 shares of preferred stock (the “Preferred Stock”), having a par value of $.10 per share.

      The rights of additional authorized shares would be identical to the shares currently authorized. Although the additional shares would not have any effect on your rights as a stockholder, issuance of additional common stock for other than a stock split or dividend could have a dilutive effect on the amount of earnings per share. This proposal is not in response to any known effort to accumulate our common stock or to gain control of Michaels.

      The increase in the number of authorized shares of common stock could also have an anti-takeover effect, although that is not Michaels’ intention. The additional authorized but unissued shares could be issued without stockholder approval in transactions that might dilute the percentage ownership of current stockholders, thereby increasing the cost or difficulty of obtaining control of Michaels.

      The Board recommends a vote “FOR” adoption of the amendment to the Restated Certificate of Incorporation.

CERTAIN TRANSACTIONS

      In fiscal 2003, we paid $248,120 in salary to Donald R. Miller, Jr., Vice President — Market Development of Michaels. Mr. Miller also received (i) a bonus of $72,675, (ii) $17,262 for the personal use of a company-owned automobile, and (iii) $2,604 for other employee benefits. In fiscal 2003, Michaels granted options to Mr. Miller exercisable for 25,000 shares of common stock at an exercise price of $35.31 per share, the fair market value of a share of common stock on the date of grant. Mr. Miller is the son-in-law of Charles J. Wyly, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal 2003, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except in the following instances: (i) Mr. R. Michael Rouleau filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting the exercise of options to purchase shares of common stock on June 23, 2003 and June 24, 2003, which shares were then sold on the date of exercise; (ii) Mr. Sam Wyly filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting six separate purchases of shares of common stock by Mr. Wyly’s spouse in her individual capacity and as the trustee of a marital trust, which purchases occurred on February 11, 2003, February 19, 2003 and February 20, 2003; and (iii) Ms. Minyard filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting 171 transactions involving purchases and sales of shares of common stock by Ms. Minyard’s spouse occurring on various dates between March 3, 2003 and February 3, 2004. Some of the purchases and sales by Ms. Minyard’s spouse constituted trading that violated the “short-swing” trading rules under Section 16 of the Securities Exchange Act of 1934, and, as required by those rules, Ms. Minyard has paid us the aggregate amount of profits realized in such transactions, calculated in accordance with the requirements of Section 16.

OTHER MATTERS

      We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

ANNUAL REPORT

      The Annual Report to Stockholders of Michaels, including financial statements for the fiscal year ended January 31, 2004, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

FORM 10-K

      Copies of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission are available, without charge, upon written request to Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063, Attention: Investor Relations Department. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover our expenses in furnishing the exhibits.

STOCKHOLDER PROPOSALS

      To be considered for inclusion in our proxy statement for our 2005 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than January 6, 2005. To be presented at the 2005 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than March 7, 2005 and no earlier than February 5, 2005, in accordance with procedures set forth in our bylaws. Such proposals should be mailed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566 and directed to the Secretary of Michaels.

By Order of the Board of Directors,

Mark V. Beasley
Secretary

Irving, Texas

May 6, 2004

EXHIBIT A

MICHAELS STORES, INC.

AUDIT COMMITTEE CHARTER

AMENDED AND RESTATED AS OF MARCH 16, 2004

      The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Michaels Stores, Inc. (the “Company”) are to assist the Board in fulfilling the Board’s oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors and the Company’s internal audit function.

      The Committee shall also have the responsibility to prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement.

Composition of the Committee

      Number. The Committee shall consist of no fewer than three members of the Board.

      Qualifications. Each Committee member shall have all of the following qualifications:

•	Each Committee member shall meet the independence criteria of (1) the rules of the New York Stock Exchange (“NYSE”), as such requirements are interpreted by the Board in its business judgment and as established by the Board or an appropriate committee of the Board, and (2) Section 301 of the Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated thereunder by the Securities and Exchange Commission (the “SEC”) or NYSE.

•	Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have accounting or related financial management expertise and that member or another member of the Committee shall have sufficient education and experience to have acquired the attributes necessary to meet the criteria of an audit committee financial expert as defined in Item 401(h) of SEC Regulation S-K. The Board determines, in its business judgment, whether each member is financially literate and whether at least one member has the requisite accounting or financial management expertise and whether that member or another member of the Committee has sufficient education and experience to meet the audit committee financial expert criteria. The designation or identification of a person as an audit committee financial expert shall not (1) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification, or (2) affect the duties, obligations or liability of any other member of the Committee or the Board.

•	No Committee member shall simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its proxy statement relating to the Company’s annual meeting of stockholders.

      Appointment and Removal. The Board appoints Committee members and appoints a Committee Chairman from among those members. Each Committee member shall serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Duties and Responsibilities of the Committee

      The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders. As used in this Charter, the term “independent auditor” means any independent auditor, including one constituting a “registered public accounting firm” (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

      In performing its responsibilities:

•	Retain the Independent Auditors. The Committee shall directly (1) appoint, compensate, retain and oversee the work of the Company’s independent auditors (including resolution of disagreements between management and the Company’s independent auditors regarding financial reporting), (2) pre-approve all audit engagements, fees, terms and services, and (3) pre-approve any non-audit services to be provided by the Company’s independent auditors, provided, however, that such non-audit services need not be pre-approved if (a) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided, (b) such services were not recognized by the Company at the time of engagement to be non-audit services, and (c) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated thereunder by the SEC or NYSE. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

•	Review and Discuss the Auditors’ Quality Control. The Company’s independent auditors shall report directly to the Committee. The Committee shall, at least annually, obtain, review and discuss a report by the Company’s independent auditors describing (1) the audit firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (3) any steps taken to deal with any such issues.

•	Review and Discuss the Independence of the Auditors. In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee shall be responsible for (1) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (2) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors, and (3) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the regular rotation of the lead audit partner and the concurring audit partner of the independent auditors.

•	Policy on Hiring Employees or Former Employees of Independent Auditors. The Committee shall not permit any person to be employed by the Company as its Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer (or in an equivalent position) if (1) such person is or was within the two years prior to becoming employed by the Company an employee or partner of an independent auditor that audited the Company’s financial statements during such two-year period and he or she participated in any capacity in such audits, or (2) the hiring of whom would otherwise violate the restrictions set forth in or established pursuant to Section 206 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

•	Review and Discuss the Audit Plan. The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

•	Review and Discuss Conduct of the Audit. The Committee shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (1) any restriction on audit scope or on access to requested information, (2) any significant disagreements with management, and (3) significant issues discussed with the independent auditors’ national office. The Committee shall decide all unresolved disagreements between management and the independent auditors regarding financial reporting. The Committee, consistent with Section 303 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC, shall not influence the conduct of the audit in any improper manner.

•	Review and Discuss Financial Statements and Disclosures. The Committee shall review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (1) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (2) the disclosures regarding internal controls and other matters required to be reported to the Committee by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

•	Review and Discuss Financial Press Releases. The Committee shall review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur before or after issuance and, as appropriate, may include a review of the types or substance of information to be disclosed and the form of presentation to be made).

•	Review and Discuss Internal Audit Plans. The Committee shall review and discuss with the senior executive responsible for the internal audit function and appropriate members of his or her staff the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

•	Review and Discuss Internal Audit Reports. The Committee shall review and discuss with the senior executive responsible for the internal audit function and appropriate members of his or her staff the annual report of the audit activities, examinations and results thereof.

•	Review and Discuss the Systems of Internal Accounting Controls. The Committee shall review and discuss with the independent auditors, the senior executive responsible for the internal audit function and, if and to the extent deemed appropriate by the Committee Chairman, members of their respective staffs or representatives of any person or entity to which the internal audit function has been outsourced the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (1) the disclosures regarding internal controls and matters required to be reported to the Committee by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC, and (2) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters regarding modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

•	Review and Discuss the Recommendations of Independent Auditors. The Committee shall review and discuss with the senior executive responsible for the internal audit function and the appropriate members of his or her staff recommendations made by the independent auditors and the senior executive responsible for the internal audit function, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

•	Review and Discuss the Audit Results. The Committee shall review and discuss with the independent auditors (1) the report of their annual audit, or proposed report of their annual audit, (2) the accompanying management letter, if any, (3) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (4) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC and, as appropriate, (1) a review of major issues regarding (a) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and (b) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (2) a review of analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and (3) a review of the effect of regulatory and accounting initiatives, as well as off- balance sheet structures, on the financial statements of the Company.

•	Obtain Assurances Under Section 10A(b) of the Exchange Act. The Committee shall obtain assurance from the independent auditors that in the course of conducting the audit there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

•	Discuss Risk Management Policies. The Committee shall discuss policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk, including the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

•	Obtain Reports Regarding Conformity with Legal Requirements and the Company’s Code of Business Conduct and Ethics. The Committee shall periodically obtain reports from management, the Company’s senior executive responsible for the internal audit function and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Committee shall review and discuss reports and disclosures of insider and affiliated party transactions. The Committee shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated thereunder by the SEC or NYSE. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

•	Review and Discuss Other Matters. The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

•	Make Board Reports. The Committee shall report its activities to the Board in such manner and at such times, but at least annually, as the Committee or the Board deems appropriate. Such report shall include the Committee’s conclusions with respect to its evaluation of the independent auditors.

•	Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

•	Other Duties. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

Meetings of the Committee

      The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee Chairman shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee Chairman or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the number of Committee members shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s certificate of incorporation or bylaws, or this Charter. The Committee may also take any action permitted hereunder by unanimous written consent.

      The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any member, consultant or retained expert of the Committee. The Committee shall meet with the Company’s management, the staff responsible for the internal audit function and the independent auditors periodically in separate private sessions to discuss any matter that the Committee believes should be discussed privately.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate, in the Committee’s discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities and personnel of the Company and the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. In addition, by adoption of this Charter, the Board authorizes funding for the Committee appropriate, in the Committee’s discretion, for the discharge of the Committee’s functions and responsibilities, including for payment of (1) compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any counsel, advisor, expert or consultant employed by the Company, and (3) ordinary administrative expenses of the Committee.

Audit Committee Report

      The Committee, with the assistance of management, the independent auditors and outside legal counsel, shall prepare the audit committee report to be included in the Company’s proxy statement relating to the Company’s annual meeting of stockholders.

Annual Performance Evaluation

      The Committee will conduct and review with the Board annually an evaluation of the Committee’s performance with respect to the requirements of this Charter. The Committee shall conduct this evaluation in such manner as the Committee, in its business judgment, deems appropriate.

      This Charter will be included on the Company’s website and will be made available in print to any stockholder of the Company who submits a request to the Secretary for a copy of this Charter. The Company’s annual report to stockholders will state that this Charter is available on the Company’s website and will be available in print to any stockholder of the Company who submits to the Secretary a request for a copy of this Charter.

Proxy — Michaels Stores, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
JUNE 17, 2004

The undersigned hereby appoints Jeffrey N. Boyer and Mark V. Beasley, each with power to act without the other and with full power of substitution, as proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 2004 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 17, 2004 at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED, FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2004, FOR THE ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on reverse side)

+

000000 0000000000 0 0000

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890 JNT

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Business Submitted For Vote

The Board of Directors recommends voting FOR the election of each of the nominees listed below, FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent auditors for fiscal 2004 and FOR the adoption of the amendment to the Restated Certificate of Incorporation.

1. Election of Directors.

	For	Withhold		For	Withhold
01 — Charles J. Wyly, Jr.	☐	☐	04 — Richard C. Marcus	☐	☐

02 — Sam Wyly	☐	☐	05 — Liz Minyard	☐	☐

03 — Richard E. Hanton	☐	☐	06 — Cece Smith	☐	☐

		For	Against	Abstain or Withhold
2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent auditors for fiscal 2004.	☐	☐	☐

		For	Against	Abstain or Withhold
3.	Adoption of the Amendment to the Restated Certificate of Incorporation.	☐	☐	☐

4.	In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon and mail promptly this proxy card in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by an authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X            H H H            P P P P            0035781